                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.1
(NET IMAGE LOGO)

                                                                    NEWS RELEASE



Investor Contact:                                 Company Contact:
-----------------                                 ----------------
Alex Wellins, Brinlea Johnson                     Kristen Timmers
the blueshirt group                               Corporate Communications
(415) 217-7722                                    NetManage, Inc.
alex@blueshirtgroup.com                           (408) 342-7626
brinlea@blueshirtgroup.com                        kristen.timmers@netmanage.com


             NETMANAGE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003
                                FINANCIAL RESULTS

  Company Achieves Profitability and 17% Sequential Revenue Increase in Fourth
                                    Quarter

CUPERTINO, CALIF., FEBRUARY 2, 2004 - NetManage, Inc. (Nasdaq: NETM), experts in host access and integration solutions, today reported financial results for the quarter and year ended December 31, 2003.

Net revenues for the fourth quarter of 2003 were $13.3 million, a 17% increase over net revenues of $11.4 million for the third quarter of 2003. Net revenues were $16.6 million in the fourth quarter of 2002.

The Company reported net income of $2.1 million, or $0.23 per share on a diluted basis, for the fourth quarter 2003, including approximately $1.0 million in tax benefits, or $0.11 per share. This compares to a net loss of $1.9 million, or $0.21 per share, in the third quarter 2003 and a net loss of $6.3 million, or $0.72 per share, for the fourth quarter of 2002, which included an asset impairment charge in the amount of $5.6 million, or $0.64 per share.

Net revenues for the year ended December 31, 2003 were $50.7 million, compared to net revenues of $65.7 million, for the year ended December 31, 2002. The Company reported a net loss for the year ended December 31, 2003 of $2.7 million, or $0.31 per share, compared to a net loss in the prior year of $22.0 million, or $2.46 per share, including a restructuring charge of $4.7 million, or $0.53 per share and an asset impairment charge of $5.6 million, or $0.63 per share.

Cash and cash equivalents amounted to $20.2 million at December 31, 2003.

MANAGEMENT COMMENTARY

"The quarter's financial results really speak for themselves. We are very pleased with our results in the fourth quarter as we increased revenues sequentially and achieved profitability," said Zvi Alon, president and CEO of NetManage. "Increased customer adoption of our Host Access Platform helped drive the sequential growth in our license revenues. Our OnWeb(R) business continues to gain traction, as sales to new and existing customers almost tripled from the preceding quarter, and our RUMBA(R) business remained solid. Increased license sales drove revenue growth during the seasonally strong fourth quarter reflecting stronger year-end IT spending patterns."

"As we look ahead to 2004 we will continue to extend our Host Access Platform and move into new market areas and partnerships which will expand our market opportunity and allow us to grow the pipeline of revenue opportunities. We will continue to tightly manage expenses and expect to see continued improvement in operating results as we manage the business for sustained profitability," concluded Mr. Alon.

CUSTOMER WINS

Leading organizations around the world continue to choose the NetManage Host Access Platform to integrate and leverage their core business investments. The Host Access Platform is a single platform that provides a continuum of solutions that enable rapid deployment of Web initiatives using host and non-host processes. During the quarter, organizations that purchased NetManage's industry leading platform products included: Bally Total Fitness, The Boeing Company, Daimler Chrysler, Yellow Technology, Citigroup, Ameriquest Mortgage Company, West Palm Beach County, Renault VI, Sallie Mae, Comcast and Deutsche Post AG among others.

CONFERENCE CALL INFORMATION

The Company has scheduled a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, February 2, 2004. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors, or by dialing 719-457-2679 and entering the reservation number 562785. A playback of the conference call can be accessed beginning February 2, 2004 at 4:30 p.m. PT and is available through 9:00 p.m. PT on February 8, 2004. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors, or by dialing 719-457-0820 and entering the reservation number 562785. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

ABOUT NETMANAGE

NetManage, Inc. (Nasdaq: NETM) believes that mainframe systems are core business assets, not legacy technologies. The NetManage Host Access Platform provides a continuum of solutions enabling rapid deployment of Web initiatives using host and non-host based processes. By extending mainframe data and logic, NetManage delivers new efficiencies and returns in a Web-based business world. Founded in 1990, the Company has more than 10,000 customers including 480 of the Fortune
500. NetManage is headquartered in Cupertino, California and has offices worldwide. For more information, visit www.netmanage.com

                                      # # #

(C) 2004 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.


NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in the eBusiness market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the current worldwide economic downturn could continue or worsen, that the Company is unable to position itself to take advantage of growth in the eBusiness market, that the Company will not be able to take advantage of growth in the Company's target markets, the Company's ability to further reduce its operating expenses, or the impact of currency fluctuations on the Company's operations. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company's competitors or other market factors; or that the Company will continue to progress in the execution of its business plan. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                                 NETMANAGE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (In thousands)
                                   (Unaudited)

                                                                 December 31,      December 31,
                                                                    2003             2002
                                                                ------------      ------------
Cash, cash equivalents and
       short-term investments                                    $20,358           $24,094
Accounts receivable, net                                          12,781            18,332
Prepaid expenses and other
       current assets                                              3,145             2,933
                                                                 -------           -------

            Total current assets                                  36,284            45,359

Property and equipment, net                                        2,179             2,323
Goodwill, net                                                      1,762             1,762
Other intangibles, net                                             1,591             3,573
Other assets                                                          35               221
                                                                 -------           -------

            Total assets                                         $41,851           $53,238
                                                                 =======           =======

Current liabilities                                              $28,467           $35,144
Long-term liabilities                                                554             2,007
Stockholders' equity                                              12,830            16,087
                                                                 -------           -------

            Total liabilities and stockholders' equity           $41,851           $53,238
                                                                 =======           =======





                                 NETMANAGE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                             Three months ended            Twelve months ended
                                                                 December 31,                  December 31,
                                                           -----------------------       -----------------------
                                                             2003           2002           2003           2002
                                                           --------       --------       --------       --------
Net revenues:
       License fees                                        $  6,386       $  8,061       $ 20,644       $ 31,452
       Services                                               6,910          8,511         30,019         34,288
                                                           --------       --------       --------       --------

       Total net revenues                                    13,296         16,572         50,663         65,740

Cost of revenues:
       License fees                                             448            617          1,801          2,378
       Services                                               1,043          1,366          4,636          6,243
       Amortization of intangible assets & impairment           283          1,227          1,236          2,911
                                                           --------       --------       --------       --------
Cost of revenues                                              1,774          3,210          7,673         11,532
                                                           --------       --------       --------       --------

Gross margin                                                 11,522         13,362         42,990         54,208
                                                           --------       --------       --------       --------

Operating expenses:
       Research and development                               1,711          2,756          8,258         13,075
       Sales and marketing                                    6,061          7,702         25,501         35,397
       General and administrative                             2,762          3,540         11,489         12,239
       Restructuring charge                                     (23)            79          1,806          4,693
       Asset impairment                                          --          4,939             --          4,939
       Amortization of intangible assets                        150            201            599            806
                                                           --------       --------       --------       --------

Total operating expenses                                     10,661         19,217         47,653         71,149
                                                           --------       --------       --------       --------

Income (loss) from operations                                   861         (5,855)        (4,663)       (16,941)

Loss on investments                                              --           (275)           (32)        (2,809)
Interest income and other, net                                   57            103             68            374
Foreign currency transaction gains (losses)                     146           (163)           635         (1,550)
                                                           --------       --------       --------       --------

Income (loss) before provision for income taxes               1,064         (6,190)        (3,992)       (20,926)

Provision (benefit) for income taxes                         (1,010)           151         (1,307)         1,068
                                                           --------       --------       --------       --------

Net income (loss)                                          $  2,074       $ (6,341)      $ (2,685)      $(21,994)

Net income (loss) per share
            Basic                                          $   0.24       $  (0.72)      $  (0.31)      $  (2.46)
            Diluted                                        $   0.23       $  (0.72)      $  (0.31)      $  (2.46)

Weighted average common shares
       and equivalent
            Basic                                             8,695          8,767          8,658          8,927
            Diluted                                           8,942          8,767          8,658          8,927